UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2017

KORN/FERRY INTERNATIONAL

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14505	95-2623879
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 552-1834

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Emerging Growth Company  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2017, the Board of Directors (the “Board”) of Korn/Ferry International, a Delaware corporation (the “Company”), elected Angel Martinez as a director of the Company to serve until the earlier of (i) the Company’s 2017 Annual Meeting of Stockholders and the election and qualification of his successor and (ii) his death, resignation or removal from the Board. There are no arrangements or understandings between Mr. Martinez and any other persons pursuant to which he was selected as a director. There is no information that is required to be disclosed with respect to Mr. Martinez pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Martinez will, subject to his election at the Company’s 2017 annual stockholder meeting, receive the standard compensation amounts payable to non-employee directors of the Company, as described in Exhibit 10.1 (Summary of Non-Employee Director Compensation Program) to the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, which was filed with the Securities and Exchange Commission on March 10, 2017.

The Company issued a press release announcing the appointment of Mr. Martinez to the Company’s Board on July 10, 2017. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 5.02 by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release dated July 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)

Date: July 10, 2017

/s/ Jonathan Kuai
(Signature) Name: Jonathan Kuai Title: General Counsel and Corporate Secretary